UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2018

Bionik Laboratories Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

On March 6, 2018, Bionik Laboratories Corp. (the “Company”), entered into a Distribution Agreement (the “Agreement”) with Curexo Inc. (“Curexo”).

Pursuant to the Agreement, Curexo will act as the exclusive distributor of the Company’s InMotion robotic systems in South Korea, and the Company will act as the exclusive distributor of Curexo’s Morning Walk lower body rehabilitation technology in the United States. For the first year of the Agreement, each party is required to purchase a minimum number of the other’s product(s).

The term of the Agreement is for three years, and shall be automatically extended for successive one year terms, unless earlier terminated in accordance with the terms of the Agreement.

Each party to the Agreement, as a distributor of the other’s products, agreed to indemnify the other for any and all claims and damages for injury to or death of any person and for damage to or loss of property, arising out of or attributed to the conduct, operations or performance of the party as distributor.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release on March 7, 2018 in connection with the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Distribution Agreement*
99.1	Press Release dated March 7, 2018.

*	Portions of this document have been omitted and submitted separately with the Securities and Exchange Commission pursuant to a request for “Confidential Treatment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 7, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer